UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section l3 and l5(d) of the

Securities Exchange Act of l934

March 31, 2003

Date of report (date of earliest event reported)

STANDARD PARKING CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-50437	16-1171179
(Commission File Number)	(IRS Employer Identification No.)

900 N. Michigan Avenue, Chicago, Illinois 60611
(Address of Principal Executive Offices) (Zip Code)

(312) 274-2000
(Registrant’s Telephone Number, Including Area Code)

APCOA/STANDARD PARKING, INC.
(Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events.

On March 31, 2003, the Registrant filed an amendment to its Certificate of Incorporation to change its name from “APCOA/Standard Parking, Inc.” to “Standard Parking Corporation.”  On April 1, 2003, the Registrant issued the following press release:

APCOA/STANDARD PARKING ANNOUNCES NAME CHANGE

CHICAGO, April 1, 2003 — APCOA/Standard Parking, Inc., one of the largest operators of parking facilities in North America, announced today that it has changed its corporate name to Standard Parking Corporation.

“This change” said James A. Wilhelm, President and CEO, “recognizes the successful, completed transition of the merger of Standard Parking and APCOA, and that merged entity’s acquisition of six other parking companies.  The name change marks the completion of our effort to phase the Standard Parking brand into the various locations that we have acquired over the past several years.”

Coming on the heels of the company’s announcement of record operating income in 2002, Wilhelm noted that the name change “represents a milestone in simplifying our identity by recognizing the assembly of a terrific team of parking professionals under one formidable umbrella that takes advantage of Standard Parking’s history as the premier provider of parking and transportation services.”  Because all of the company’s urban locations already operate under the Standard Parking brand, Wilhelm stated that “the name change will only be visible to our non-Illinois airport locations, which to this point have been operating under the APCOA brand.  And even at those locations, the change is in name only, and doesn’t affect our operations to any extent.”

Standard Parking has approximately 11,800 employees nationwide and manages parking facilities in over 270 cities spanning 43 states and four Canadian provinces.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD PARKING CORPORATION

Date: April 1, 2003	By:	/s/ JAMES A. WILHELM
James A. Wilhelm, Director, President and
Chief Executive Oficer